As filed with the Securities and Exchange Commission on March 9,  2015

Registration No. 333-196358

Registration No. 333-190095

Registration No. 333-167086

Registration No. 333-152205

Registration No. 333-146759

Registration No. 333-126144

Registration No. 333-101220

Registration No. 333-50927

Registration No. 333-40373

Registration No. 333-01861

 Registration No. 33-26140

 Registration No. 2-87805

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHYRONHEGO CORPORATION
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)		11-2117385 (I.R.S. Employer Identification Number)
5 Hub Drive Melville, New York 11747 (Address of Registrant’s principal executive offices)

Chyronhego corporation 2008 long-term incentive plan

CHYRON CORPORATION 1999 INCENTIVE COMPENSATION

CHYRON CORPORATION 1995 LONG-TERM INCENTIVE PLAN

Chyron Corporation Stock option plan

chyron corporation 1981 incentive stock option plan

CHYRON CORPORATION 401(k) PLAN

(Full title of the plan)

Johan Apel
President and Chief Executive Officer
ChyronHego Corporation
5 Hub Drive
Melville, New York 11747
(631) 845-2000
(Name, address and telephone number of agent for service)

Copies to:
Steve Camahort, Esq.
Shearman & Sterling LLP
Four Embarcadero Center, Suite 3800, San Francisco, CA 94111
(415) 616-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company☒

EXPLANATORY NOTE

ChyronHego Corporation (the “Registrant”) filed the following Registration Statements (the “Registration Statements”) on Form S-8 with the Securities and Exchange Commission (the “Commission”) relating to the registration of shares of the Registrant’s Common Stock, $.01 par value per share (the “Common Stock”) authorized for issuance under the ChyronHego Corporation 2008 Long-Term Incentive Plan, the Chyron Corporation 1999 Incentive Compensation, the Chyron Corporation 1995 Long-Term Incentive Plan, and the Chyron Corporation 401(k) Plan (collectively, the “Plans”):

●	Registration No. 333-196358, filed on May 29, 2014;

●	Registration No. 333-190095, filed on July 24, 2013;

●	Registration No. 333-167086, filed on May 26, 2010;

●	Registration No. 333-152205, filed on July 9, 2008;

●	Registration No. 333-146759, filed on October 17, 2007;

●	Registration No. 333-126144, filed on June 27, 2005;

●	Registration No. 333-101220, filed on November 15, 2002;

●	Registration No. 333-50927, filed on April 24, 1998;

●	Registration No. 333-40373, filed on November 17, 1997;

●	Registration No. 333-01861, filed on March 21, 1996;

●	Registration No. 33-26140, filed on December 14, 1988;

●	Registration No. 2-87805, filed on November 15, 1983, and three post-effective amendments thereto registering additional shares, filed on October 29, 1984, January 17, 1986, and January 8,1987.

The Registrant has terminated further offerings under the Plans and hereby removes from registration all shares of Common Stock previously registered in connection with the Plans that have not been issued or are not subject to currently outstanding awards.

Note that, as stated above, Registration No. 2-87805, filed on November 15, 1983, has already been amended by three post-effective amendments thereto registering additional shares, filed on October 29, 1984, January 17, 1986, and January 8,1987. As none of these amendments de-registered shares, and the amendments have not been amended, the Registrant has referred to this post-effective amendment as “Amendment One” to each S-8 and prior amendments thereto listed in this explanatory note.

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SIGNATURES

The Registrant. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on the 9th day of March, 2015.

CHYRONHEGO CORPORATION

By:	/s/ Dawn R. Johnston
Name:	Dawn R. Johnston
Title:	Interim Chief Financial Officer, Treasurer and
Secretary

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.

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